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                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             GREENFIELD ONLINE, INC.

                    (Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware)


         Greenfield Online, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

         1. This corporation was originally incorporated pursuant to the General Corporation Law of the State of Delaware on February 24, 2000 under the name GFOL, Inc.

         2. The following Restated Certificate of Incorporation was duly proposed by the corporation's Board of Directors and adopted by the corporation's stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         3. In lieu of a meeting of the stockholders, the written consent of the necessary majority of stockholders has been given for the adoption of the following Restated Certificate of Incorporation in accordance with the applicable provisions of
                  Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation of this corporation is amended and restated in its entirety as follows:

                  FIRST: The name of the corporation is Greenfield Online, Inc. (hereinafter referred to as the "Corporation").

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law.


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                  FOURTH:  A.       The total  number of shares of all  classes
of stock which the Corporation shall have authority to issue is One Hundred Five Million (105,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, par value one tenth of one cent ($.001) per share (the "Common Stock") and Five Million (5,000,000) shares of Preferred Stock, par value one tenth of one cent ($.001) per share (the "Preferred Stock").

                           B.      The board of directors is authorized,
subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                           C.      Each outstanding  share of Common Stock shall
entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of


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Incorporation (including any Certificate of Designations relating to any series of Preferred Stock).

                  FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           A.      The  business and affairs of the  Corporation
shall be managed by or under the direction of the board of directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                           B.      The directors of the  Corporation  need not
be elected by written ballot unless the Bylaws so provide.

                           C.      Any action required or permitted to be taken
by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

                           D.      Special  meetings of  stockholders of the
Corporation may be called only by the Chairman of the Board or the President or by the board of directors acting pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term "Whole Board" shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

                  SIXTH:   A. Subject to the rights of the holders of any series
of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a


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majority of the Whole Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the Corporation's first annual meeting of stockholders, the term of office of the second class to expire at the Corporation's second annual meeting of stockholders and the term of office of the third class to expire at the Corporation's third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

                           B.      Subject to the rights of the  holders  of any
series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

                           C.      Advance notice of stockholder  nominations
for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                           D.      Subject to the rights of the  holders  of any
series of Preferred Stock then outstanding, any directors, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least sixty


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percent (60%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                  SEVENTH: The board of directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the board of directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation.

                  EIGHTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.


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                  Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                  NINTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Sections C or D of Article FIFTH, Article SIXTH, Article SEVENTH, or Article EIGHTH.

         IN WITNESS WHEREOF, Greenfield Online, Inc. has caused this Restated Certificate to be executed by its duly authorized officer this ____day of _____________________, 2000.


                                       GREENFIELD ONLINE, INC.


                                       By
                                           -------------------------------------
                                           Rudy Nadilo
                                           President and Chief Executive Officer


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